Exhibit 99.1

Jupiter Wellness’ to Present JW-300 Topical Burn Treatment at SCALE 2022 Aesthetic Medicine, Plastic Surgery & Medical Dermatology Conference

JW-300 Demonstrated Efficacy in the Treatment of Developing Burns (sunburn) in a Double-Blinded Placebo-Controlled Clinical Trial

JUPITER, FL – May 4, 2022 — Jupiter Wellness, Inc. (Nasdaq: JUPW) will present data for Jupiter’s JW-300, a cannabidiol topical treatment for first degree burns, at SCALE 2022 Aesthetic Medicine, Plastic Surgery & Medical Dermatology Conference to take place May 11-15, 2022 in Nashville, Tennessee.

In a clinical trial of 36 patients, a controlled area of skin was exposed to UV irradiation. The percentage of subjects who experienced burns (measured by erythema) in patients treated with JW-300 was significantly lower (p=0.047) than in subjects who received the placebo lotion. The percent of subjects who were burned in the placebo arm was 61% compared to 27% in patients treated with JW-300. In addition, in patients (n=18) treated with JW-300, the average erythema score was 0.388 after radiation compared to 0.722 in the placebo arm (n=18).

Dr Glynn Wilson, Chief Scientist of Jupiter Wellness, commented, “These statistically significant results demonstrate JW-300’s potential as either a prescription or over-the-counter topical cream to help prevent sunburn and its more harmful consequences such as skin cancer. We look forward to presenting these important data to leading dermatology and aesthetic medicine physicians at SCALE.”

Jupiter CEO Brian John added, “JW-300 complements our current over-the-counter skincare products including CaniSun™ as well as our prescription product Photocil™, serving a large market that needs more effective solutions.”

About Jupiter Wellness

Jupiter Wellness, Inc. (Nasdaq: JUPW) is a leading developer of pharmaceutical cannabinoids focused on skincare therapeutics and treatments. The Company’s product pipeline incorporates cannabidiol (CBD) to address indications including psoriasis, eczema, burns, herpes cold sores, and skin cancer. Jupiter generates revenue from a growing line of proprietary over-the-counter skincare products including its CaniSun™ sunscreen and other wellness brands sold through www.cbdcaring.com. For additional information, please visit www.jupiterwellness.com.

Forward Looking Statements

This communication contains forward-looking statements regarding Jupiter Wellness, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Jupiter Wellness’ control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Jupiter Wellness and, including those described from time to time under the caption “Risk Factors” and elsewhere in Jupiter Wellness’ Securities and Exchange Commission (SEC) filings and reports, including Jupiter Wellness’ Annual Report on Form 10-K for the year ended December 31, 2021 and future filings and reports by Jupiter Wellness. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Jupiter Wellness on its website or otherwise. Jupiter Wellness undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Jupiter Wellness Media Contact:

Phone: 561-244-7100
Email: info@JupiterWellness.com

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